CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form SB-2, and any amendments thereto, to be filed by Aqua Clara Bottling & Distributing, Inc. of our Auditors' Opinion dated May 27, 1998, except for Note 11 as to which the date is July 22, 1998, accompanying the Financial Statements of Aqua Clara Bottling & Distributing, Inc. and Subsidiary as of April 4, 1998, and to the use of our name under the caption "Experts" in the Prospectus.


Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
September 18, 1998